PROMETHEON LABS LLC

                              AGREEMENT OF MEMBERS

         This MEMBERS AGREEMENT, effective as of the _____ day of ______, 2005, by and between the persons listed on Schedule A hereto (hereinafter collectively referred to as "Members" and each individually as a "Member") as Members of Prometheon Labs LLC (the "Company"), sets forth the Company Agreement of Members as specified by the Business Corporation Law of Delaware.

         WHEREAS, the Members have agreed to cause the Company to be formed as a limited liability company under the Delaware Limited Company Act and desire to provide for the conduct of the affairs of the Company;

         WHEREAS, the Company has been organized for the purpose(s) set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the members, intending to be legally bound hereby, agree as follows:

                                    SECTION 1
                                  Definitions

         As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

         "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

         "Affiliate" means a Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person as hereinafter defined. The term "control" (including the terms "controlling," "controlled by" and "under common control," etc.) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a business entity or other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Agreement of Members of the Company.

         "Appraised Value" means, as to any Interests, the fair market value of such Interests as determined by an independent financial expert agreed upon by all the Members.

         "Assignee" means a Person who is the transferee of a Member's Economic Interest, provided such individual or entity is in compliance with all of the requirements of the Act, the Certificate of Formation of the Company, and this Agreement.

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         "Available Cash" means the aggregate amount of cash on hand or in bank, money market or similar accounts of the Company as of the end of each fiscal quarter derived from any source (other than Capital Contributions and Liquidation Proceeds) less a reasonable amount of Reserves.

         "Bankruptcy", with respect to any Person, means the assignment for benefit of creditors, filing of a voluntary petition in bankruptcy, reorganization or similar proceedings, adjudication as bankrupt or insolvent, or the seeking or consent to appointment of a receiver or liquidator of all or substantially all of the Person's assets.

         "Board" or "Board of Advisors" or "Advisor", means the group of Members designated or elected hereunder, pursuant to Section 5.3.

         "Capital Account" means the separate account established and maintained for each Member by the Company pursuant to Section 3.3, Capital Accounts.

         "Capital Asset" means any equipment or other asset of the Company which under generally accepted accounting principles is treated as a capital asset.

         "Capital Contribution" means, with respect to a Member, the total amount of cash and the agreed upon net value of any services and/or property to be contributed by such Member (or its predecessor in interest) to the capital of the Company for the Member's Interest.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Company" means Prometheon Labs LLC, a company formed as a limited liability company under the Act on ________________.

         "Credits" means all investment tax or similar credits allowed by the Code with respect to activities of the Company or the Property or the activities of the Company.

         "Distributions" means distributions by the Company to the Members of Available Cash or Liquidation Proceeds or other amounts, but not Tax Payment Distributions.

         "Economic Interest" means a Member's right to a share of the Income, Losses and Distributions of the Company, but only to the extent that such rights are assignable under this Agreement and the Act.

         "Fair Market Value" of an asset means, except as otherwise provided in, and solely for the purposes of, Section 7.6 of this Agreement, that amount of consideration for which a willing buyer would pay and a willing seller would accept, taking into account all of the facts and circumstances, for such asset.

         "Family" of a Member means an individual having consanguinity of blood with or married to the Member.

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         "Income" and "Loss" mean, respectively, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated by Code Section 703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code Section 705(a)(2)(B) (or treated as Code
Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv) (i)(2)) which are not properly chargeable to capital account and not otherwise taken into account in computing taxable income or loss shall be subtracted; and (iv) taxable income or loss shall be adjusted to reflect any item of income or loss specifically allocated in Section 4, Allocations and Distributions.

         "Initial Advisors" means the entities serving, through individuals respectively designated by them, as the initial Advisors of the Board, pursuant to Section 5.3.

         "Interest" or "Ownership Interest" means an undivided equity interest in the Company of which one hundred thousand (100,000) equity interests are authorized and refers to all of a Member's rights and interests in the Company in their capacity as a Member with respect to such Interest(s), including, without limitation, the Member's interest in the total capital, profits and losses of the Company and a Member's right to receive distribution of the Company's assets.

         "Liquidation Proceeds" means the proceeds from the sale of all or substantially all of the Company's Property at the time of liquidation of the Company and all proceeds thereof, including, without limitation, the receipt of a note or other instrument providing for payments in installments.

         "Majority in Interest" means Members holding an aggregate of more than fifty percent (50%) of the Percentage Interests held by all Members, except that in those instances where a Member is excluded from a vote or consent such as Sections 7.3, Substitute Members, and 8.1, Events Causing Dissolution, the "Majority in Interest" shall mean Members holding an aggregate of more than fifty percent (50%) of the Percentage Interests held by the Members entitled to vote or consent.

         "Manager" means a Person or persons named as a Manager of the Company, pursuant to this Agreement. A Manager(s) must be a Member of the Company. The Company's Manager shall be Prometheon Holding LLC, a New York limited liability company, with Daniel Zwiren as its initial agent.

         "Members" means those Persons and/or any additional or Substitute Member hereof who have been admitted to the Company as provided in Section 18-301 of the Act and this Agreement as an owner of one or more Ownership Interests in the Company. A list of Members is attached hereto as Schedule A.

         "New Ownership Interests" has the meaning set forth in Section 3.2.

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         "Optigenex" means Optigenex Inc., a Delaware corporation with its principal place of business located at 750 Lexington Ave, New York, NY 10022.

         "Ownership Interest" or "Interest" has the meaning set forth above under "Interest".

         "Percentage Interest", with respect to a Member, means the number of Ownership Interests owned by such Member divided by the total number of Ownership Interests owned by all of the Members.

         "Permitted Transfer" shall have the meaning set forth in Section 7.2, Transfer of Economic Interest Only; Permitted Transfer.

         "Person" means a natural person, partnership, (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in his, her or its own or any representative capacity.

         "Property" means all properties and assets, whether tangible or intangible, that the Company may own or otherwise have an interest in from time to time.

         "Reserves" means amounts set aside from time to time by the Manager pursuant to Section 4.11, Reserves, hereof.

         "Revaluation" shall mean the occurrence of any event described in clause (x), (y) or (z) of Section 3.3, Capital Accounts, below in which the book basis of Property is adjusted to its Fair Market Value.

         "Substitute Member" means a transferee of one or more of a Member's Ownership Interests who is also admitted as a Member pursuant to Section 7.3, Substitute Member, with respect to such Ownership Interests.

         "Tax Matters Member" means the Manager or other Member designated pursuant to Section 6.4 as a Tax Matters Member.

         "Tax Payment Distributions" means cash distributions to Members by the Manager required pursuant to Section 4.1 with respect to each Member's respective income tax liability determined on the basis of their respective shares of taxable income of the Company calculated on a cumulative basis for all taxable years (or portions thereof) during which such person is a Member, offsetting taxable income with prior taxable losses, pursuant to Section 4.1.

         "Transfer" means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

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         "Treasury Regulations" means the regulations promulgated by the U.S.
Treasury Department with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

                                    SECTION 2
                            Business Purpose; Offices

         2.1 Business Purpose. The Company was organized in Delaware on the ____ day of ______ to carry on any lawful business, purpose or activity under the Act.

         2.2 Offices. The principal offices of the Company shall be located at 750 Lexington Ave. 6th Floor, New York, NY 10022, or at such other place(s) as the Manager may determine from time to time. The Company may establish such other registered office and appoint such other registered agent as the Manager may determine from time to time.

                                    SECTION 3
                   Capital Contributions and Capital Accounts

         3.1 Initial Capital Contributions of the Members. The number of Ownership Interests acquired by each Member for the Member's initial Capital Contribution is set forth on Schedule A hereto.

         3.2   Additional Capital Contributions.

         (a) Members shall not be required to make additional contributions to the Company.

         (b) If the Manager determines that additional capital is necessary for the operation or other needs of the Company, then the Manager may cause the Company to issue and sell additional Ownership Interests ("New Ownership Interests"), but not in excess of the aggregate authorized unissued Ownership Interests, and admit the purchasers thereof as Members.

         (c) The Manager shall cause Schedule A to this Agreement to be amended from time to time to reflect any issuance of New Ownership Interests pursuant to this Section or Section 3.6.

         3.3 Capital Accounts. (a) A separate Capital Account shall be maintained at all times for each Member in compliance with the capital account maintenance rules provided by Code Section 704 and Treasury Regulation ss.1.704-1(b)(2)(iv). Accordingly, without limiting the foregoing sentence, each Member's Capital Account shall be (a) increased by (i) the amount of money contributed by such Member, (ii) the Fair Market Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752),
(iii) allocations of Company income or gain (or items thereof) to such Member, pursuant to Section 4, Allocations and Distributions, and (iv) to the extent not already netted out under clause (b)(ii) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and (b) decreased by (i) the amount of money distributed to such Member, (ii) the Fair Market Value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752),
(iii) allocations to such Member of Company loss or deduction (or items thereof), pursuant to Section 4, Allocations and Distributions, and (iv) to the extent not already netted out under clause (a)(ii) above, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

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         (b)   In the event any Ownership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         (c) In the event of: (x) an additional Capital Contribution by an existing or an additional Member of more than a de minimis amount, which results in a shift in Interests; or (y) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest; or
(z) the liquidation of the Company, pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(f), the book basis of the Property shall be adjusted to reflect Fair Market Value and the Capital Accounts of all the Members shall be adjusted simultaneously through an allocation of such aggregate book net adjustment among the Members in the same manner as if the Company would recognize gain and loss if there were a taxable disposition of such property at Fair Market Value on such date, provided, however, that the adjustments resulting from event (x) or (y) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative Economic Interests of the Members.

         (d) In the event that Property is subject to Code Section 704(c) or is revalued on the books of the Company in accordance with the preceding paragraph pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Members' Capital Accounts shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations for allocations to the Members of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such property.

         (e) The foregoing provisions of this Section 3.3 and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation ss.ss. 1.704-1and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Manager determines that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, such Manager may cause such modification to be made without the consent of all of the Members, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company.

         (f) Furthermore, to the extent that adjustments are made to Capital Accounts, under the preceding subparapraph c of this Section 3.3, to reflect a difference between the tax basis and Fair Market Value, taxable income related thereto shall not be allocated to a Member's Capital Account, unless required by Treasury Regulations.

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         3.4   Capital Withdrawal Rights, Interest and Priority. Except as
expressly provided in this Agreement, no Member shall be entitled to withdraw or reduce such Member's Capital Account or to receive any distributions from the Company, and no Member shall be entitled to demand or receive property other than cash in return for its Capital Contribution. No Member shall be entitled to receive or be credited with any interest on the balance in such Member's Capital Account at any time. Except as may be otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of the balance in such Member's Capital Account.

         3.5 Loans by Members. Loans by any Member to the Company shall not be considered as contributions to the capital of the Company.

         3.6 Preemptive Rights. In the event the Manager determines to cause the Company to authorize and issue New Ownership Interests in accordance with
Section 3.2(b), the following shall apply:

         (a) The Manager shall cause the Company to submit to all Members a written notice stating the number of New Ownership Interests desired to be issued, and the price, payment terms and other conditions of the proposed issue of New Ownership Interests.

         (b) Each Member shall have the right for a period of fifteen (15) days from receipt of such notice to agree (by written notice to the Company) to purchase on the terms and conditions set forth in the Company's written notice up to that number of New Ownership Interests, which shall equal the total New Ownership Interests times a fraction the numerator of which is the number of Ownership Interests owned by such purchasing Member (including any unvested shares) and the denominator of which is total Ownership Interests owned by all Members (the Member's "pro rata portion").

         (c) In the event any Member does not exercise his right to purchase his entire pro rata portion of the New Ownership Interests, each Member that has exercised such right shall have the right for an additional fifteen (15) days to agree (by written notice to the Company) to purchase all but not less than that number of the unpurchased New Ownership Interests which shall equal the total unpurchased New Ownership Interests times a fraction the numerator of which is the number of Ownership Interests owned by such Member exercising his rights under this subsection (c) and the denominator of which is the number of Ownership Interests owned by all Members exercising such rights.

         (d) If some or all of the Members agree to purchase any of the New Ownership Interests then the Company shall close the purchase upon the terms of the written notice within sixty (60) days after such notice is given or at such other time and place as may be mutually agreed upon with the New Ownership Interests to be allocated among the Members first to each of them up to the amount of their pro rata portion and any excess among the Members agreeing to purchase such excess in accordance with the commitments in their written notices tendered in accordance with this Section.

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         (e)   The Company shall be entitled to issue and sell any New Ownership
Interests not subscribed for and sold in accordance with this Section, so long as: (i) the price, payment and other terms are not more favorable to the subscribers then those offered to the Members; and (ii) the closing occurs within sixty (60) days of the closing date set forth in the Company's written notice pursuant to Section 3.6(a) and purchaser agrees to be bound by all terms of this Agreement.

         (f) Any New Ownership Interests not sold in accordance with this Section shall again be subject to the pre-emptive rights set forth herein.

         (g) New Ownership Interests available for issuance hereunder shall be rounded to the nearest whole Ownership Interest as determined by the Manager in its sole discretion. The Company shall not be required to issue fractional New Ownership Interests to give effect to the provisions of this Section.

                                    SECTION 4
                          Allocations and Distributions

         4.1   Distributions.

         (a) In the reasonable discretion of the Manager, the Company may, but is not required to distribute some portion or the entire amount, if any, of Available Cash to Members as Distributions in accordance with their respective Percentage Interests.

         (b) Notwithstanding the foregoing, with respect to any calendar year, the Company shall make a Tax Payment Distribution to each Member on or before the quarterly estimated tax payment dates for each calendar year, in an amount equal to the product of (i) the estimated taxable income to be allocated to such Member under Section 4.4, Allocation of Income, Loss and Credits, multiplied by
(ii) forty percent, a percentage which the Members agree is sufficient to cover income taxes payable on income earned by the Company, whether U.S., state and local, or foreign, but only to the extent that such amount has not been previously distributed to the Members. For purposes of determining a Tax Payment Distribution, the estimated taxable income of the Company as of an estimated tax payment date shall not be less than the current taxable income preceding said estimated tax payment date. The Tax Payment Distribution required in the preceding sentence shall apply only to the extent that each Member's allocable share of the Company's total cumulative taxable income for Federal income tax purposes during the taxable years (or portions thereof) that such person was a Member exceeds such Member's allocable share of total cumulative taxable losses for all previous taxable years.

         4.2 Liquidation Distributions. Liquidation Proceeds shall be distributed in the following order of priority:

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         (a)   To the payment of debts and liabilities of the Company (including payment of debts and liabilities to Members to the extent otherwise permitted by law), and to the expenses of liquidation; then

         (b) To the setting up of such reserves as the Manager or, in case of Manager's incapacity, withdrawal or unavailability, as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an independent escrow agent, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; then

         (c) To the Members in accordance with and to the extent of their respective Capital Account balances, after taking into account the allocation of all Income or Loss pursuant to this Agreement for the fiscal year(s) in which the Company is liquidated.

         (d) The remainder to the Members in proportion to their pro rata share of the Company's Interests.

         4.3 Income, Losses and Distributive Shares of Tax Items. The Company's net income or net loss, as the case may be, for each fiscal year of the Company, as determined in accordance with such method of accounting as may be adopted for the Company pursuant to Section 6, Accounting and Bank Accounts, hereof, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Section 4, except as otherwise provided for herein or unless all Members agree otherwise.

         4.4 Allocation of Income, Loss and Credits. Income or Loss and Credits for each fiscal year shall be allocated among the Members in accordance with their respective Percentage Interests. To the extent there is a change in the respective Percentage Interests of the Members during the year, Income, Loss and Credits shall be allocated among the pre-adjustment and post-adjustment periods as provided in Section 4.7 below.

         4.5 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6) that results in such Member having a negative Capital Account balance and such Member either is not obligated to restore the deficit balance in his Capital Account or is obligated to restore only a limited dollar amount of such deficit, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate to the extent required by the Treasury Regulation, the negative Capital Account balance of such Member as quickly as possible, provided that an allocation pursuant to this Section shall be made if any only to the extent that such Member would have negative Capital Account balance after all other allocations provided for in this Section 4 have been tentatively made as if this Section 4.5 were not in the Agreement.

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         4.6   Section 704(c) and Revaluation Allocations. In accordance with
Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company by a Member shall for tax purposes be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Market Value at the time of contribution. In the event of a Revaluation, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Market Value immediately after the adjustment in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Members in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.6 are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, for book purposes, any Member's Capital Account or share of income or loss, pursuant to any provision of this Agreement.

         4.7 General Allocation Provisions. Except as otherwise provided in this Agreement, all items that are components of net income or net loss shall be divided among the Members in the same proportions as they share such net income or net loss, as the case may be, for the year. For purposes of determining the Income or Loss for any period, calculations may y be made on a daily, monthly or other basis, as determined by the Members, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         4.8 Withholding of Distributions. Notwithstanding any other provision of this Agreement, the Manager (or any Person required or authorized by law to wind up the Company's affairs) may suspend, reduce or otherwise restrict Distributions of Available Cash and Liquidation Proceeds when, in its reasonable opinion, such action is in the best interests of the Company but in no event shall the Manager withhold Tax Payment Distributions required under Section 4.1(b).

         4.9 No Priority. Except as may be otherwise expressly provided herein, no Member shall have priority over any other Member as to Company income, gain, loss, credits and deductions or distributions of any nature described in this Agreement.

         4.10 Tax Withholding. Notwithstanding any other provision of this Agreement, the Manager is authorized to take any reasonable action that he determines to be reasonably necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, reasonable withholding on any distribution to any Member.

         4.11 Reserves. The Manager shall have the authority to reasonably establish, maintain and expend such Reserves to provide for working capital, for future maintenance, repair or replacement of Company Property, for acquisition of additional technologies or interests therein, for debt service for future investments and for such other purposes as the Manager may deem necessary or advisable.

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                                    SECTION 5
                          Management; Members' Meetings

         5.1   Management.

         (a) Prometheon Holding LLC, with Daniel Zwiren as its initial agent is hereby designated to serve as the Manager.

         (b) The Manager shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, subject to the provisions herein. The Manager shall have authority to bind the Company, by execution of documents or otherwise, to any obligation not inconsistent with the provisions of this Agreement. Members serving in a management role may, but are not required to, have employment agreements with the Company.

         (c) Notwithstanding Section 5.1(b), the Manager shall not have the authority:

               (1) To perform any act in violation of any applicable law, the regulations thereunder, or to perform any act violative of the terms of this Agreement;

               (2) Without the prior written consent of all Members to do any act required by law, or by this Agreement, to be approved or ratified by all Members;

               (3) To cause the Company to make loans to Members, the Manager or its Affiliates;

               (4) To cause the Company to enter into transactions or agreements with Affiliates on terms and conditions other than those generally available in arms length transactions with unaffiliated third parties;

         (d) Without the unanimous vote or written approval of the Initial Advisors, the Manager shall not:

               (1)  Increase the aggregate authorized unissued Ownership
Interests.

               (2)  Approve new products for sale by the Company.

               (3)  Hire executive employees of the Company.

               (4) Incur and debt or liability in excess of __________ ($_________).

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         (e)   The Manager may be removed by a vote or written  consent of
___________  of the  outstanding  Ownership Interests.

         (f) In the event of such Manager's removal, incapacity or death, a successor Manager may be elected by vote or written consent of the Board of Advisors, plus the vote or written consent of holders of three-fourths of the outstanding Ownership Interests.

         5.2 Action of Members. (a) All references in this Agreement to consents, approvals, decisions, action or other exercise of rights collectively by "Members" shall be effective and bind the Company if taken by the affirmative vote or consent of a Majority in Interest, except where a larger vote is expressly required by the Act or this Agreement.

         5.3   Board of Advisors.

         (a) The Initial Advisors of the Board shall be Optigenex Inc. and Prometheon Holding LLC.

         (b) The Initial Advisors shall appoint a Board of Advisors within ninety (90) days of the effective date of this Agreement, which Board shall advise the Manager on the affairs of the Company.

         (c)   An Initial Advisor cannot be removed from the Board of Advisors.

         (d)   Additional Advisors can be appointed by the Initial Advisors.

         (e)   An Advisor need not be a Member.

         (f) The Manager requires the approval of the Board to act on behalf of the Company only if, and to the extent required, under this Agreement.

         (g) A meeting of the Board shall be convened by the Manager at least twice each calendar year.

         (h) A quorum to start any Board meeting shall constitute a majority of the Board, provided, however, that all of the Initial Advisors of the Board shall be present.

         5.3 Action of Manager. All references in this Agreement to consent, approvals, decisions, actions or other exercise of rights by the Manager shall be effective and bind the Company if taken by the vote or written consent of the Manager then in office.

         5.4 Meetings of Members; Place of Meetings. Meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by statute or by this Agreement, and may be called on not less than ten (10) business days written notice by a Majority in Interest of the Members or the Manager.

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         5.5   Proxies. At any meeting of the Members, every Member having the right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing signed by such Member (with such signature notarized).

         5.6 Action Without Meeting. Any action required or permitted to be taken at any meeting of Members of the Company may be taken without a meeting if the action is evidenced by one or more written consents describing the action to be taken, signed by holders of the number of Ownership Interests required under this Agreement to take such action and dated within not more than one hundred twenty (120) days prior to such action.

         5.7 Meetings by Conference Telephone or Similar Communications Equipment. Any or all Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

         5.8 Record Date. The Manager in the Manager's sole discretion shall fix the record date for any vote or written consent of Members to be taken pursuant to this Agreement; provided however Members shall be given not less than ten (10) business days prior written notice of such record date. In case of the Manager's failure to set a record date for any reason, a Majority in Interest of Members (exclusive of the Manager) may set a record date on not less than ten (10) days prior written notice of such record date.

         5.9 Other Business Ventures. Any Member independently or with others may engage in or possess an interest in other business ventures of every nature and description, except those that are competitive with the Company.

                                    SECTION 6
                          Accounting and Bank Accounts

         6.1 Fiscal Year and Accounting Method. The fiscal year and taxable year of the Company shall end on December 31 of each year, unless a different year is required by the Code.

         6.2 Books and Records. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company's business. The books and records of the Company shall be maintained at the principal office of the Company. Each Member (or such Member's designated representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Member's own expense) all books and records of the Company.

         6.3   Financial Reports.

         (a) Within seventy-five (75) days after the end of each fiscal year, a balance sheet of the Company as of the end of such year and related financial statements for the year then ended, which need not be audited, shall be prepared in accordance with generally accepted accounting principles and delivered to each Member. The financial statements will be prepared by outside accountants based on a compilation of the Company's books and records. The Manager will use reasonable efforts to keep all Members aware of financial results on a monthly basis.

         (b) Within ninety (90) days after the end of each fiscal year, all information with respect to the Company necessary for the Members' federal and state income tax returns and a copy of the Company federal income tax return shall be delivered to each Member.

         (c) The Manager shall designate the accounting firm that will serve as the Company's accountants.

         6.4 Tax Returns and Elections; Tax Matters Member. The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law. The Company shall claim all deductions and make such elections for federal or state income tax purposes which the Manager reasonably believes will produce the most favorable tax results for the Members. The Manager or its designee is hereby designated, and hereby accepts such designation as the Company's Tax Matters Member, as defined in the Code. The Tax Matters Member is hereby authorized and empowered to act for and represent the Company and each of the Members before the Internal Revenue Service in any audit or examination of any Company tax return and before any court selected by the Members for judicial review of any adjustment assessed by the Service. Each of the Members does by execution of this Agreement consent to and agree to become bound by all actions of the Tax Matters Member, including any contest, settlement or other action or position which the Members may deem proper under the circumstances. The Members specifically acknowledge, without limiting the general applicability of this Section, that the Tax Matters Member shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by it in its capacity as a Tax Matters Member, provided that the Tax matters member uses reasonable business judgment with respect to the action taken. All out-of-pocket expenses incurred by the Tax Matters Member shall be considered expenses of the Company for which the Manager or its designee shall be entitled to full reimbursement.

         6.5 Section 754 Election. In the event a distribution of Company assets occurs that satisfies the provisions of Section 734 of the Code, or in the event a transfer of an Interest occurs that satisfies the provisions of
Section 743 of the Code, upon the determination of the Manager, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Company's property to the extent allowed by such Section 734 or 743 and shall cause such adjustments to be made and maintained. Any additional accounting expenses incurred by the Company in connection with making or maintaining any such basis adjustment shall be reimbursed to the Company from time to time by the distributee or transferee who benefits from the making and maintenance of such basis adjustment.

         6.6 Bank Accounts. All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Manager and in the Company's name. Withdrawals therefrom shall be made only by the Manager or other Persons authorized to do so by the Manager.

                                    SECTION 7
                             Transfers of Interests

         7.1 General Restrictions. No Member may Transfer all or any part of such Member's Interest, except (i) as provided in this Agreement, or (ii) with the unanimous written consent of all Members or the unanimous written consent of the Initial Advisors. Any purported Transfer of an Interest in violation of the terms of this Agreement shall be null and void and of no effect. A Permitted Transfer as defined in Section 7.2 shall be effective as of the date specified in the instruments relating thereto. Any transferee desiring to make a further Transfer shall become subject to all of the provisions of this Article 7 to the same extent and in the same manner as any Member desiring to make any Transfer.

         7.2 Transfer of Economic Interest Only ("Permitted Transfer"). Each Member shall have the right to Transfer by a written instrument all or a portion of its Economic Interest in one or more of its Ownership Interests (but not to substitute the Assignee as a Substitute Member in his place, except in accordance with Section 7.3 below); provided, however: (i) the Transfer would not result in the "termination" of the Company pursuant to Section 708 of the Code; (ii) the Member has first complied with the provisions of Section 7.5 below (however, no such compliance is required in case of a Permitted Transfer as set forth below); and (iii) the transferor or transferee has paid all reasonable expenses of the Company in connection with the transfer of such Interest.

         7.3 Substitute Members. No Assignee of all or part of a Member's Interest (including without limitation an Assignee in a Permitted Transfer) shall become a Substitute Member in place of the assignor unless and until:

         (a) The assignor (if living) has stated such intention in the instrument of assignment.

         (b) The assignee has executed an instrument accepting and adopting the terms and provisions of this Agreement.

         (c) The assignee has provided the Company or its counsel evidence satisfactory to such counsel that federal and state securities laws applicable to such Transfer have been satisfied.

         (d) The assignor or assignee has paid all reasonable expenses of the Company in connection with the admission of the transferee as a Substitute Member.

         (e) The provisions of Section 7.5 shall have been complied with (except with respect to a Permitted Transfer); and

         (f) The unanimous vote of the Initial Advisors and the vote of a Majority in Interest of the Members shall be obtained consenting to such assignee becoming a Substitute Member.

         Upon satisfaction of all of the foregoing conditions with respect to a particular transferee, the Manager shall cause Schedule A to this Agreement to be amended to reflect the admission of the assignee as a Substitute Member.

         7.4 Effect of Transfer of Economic Interest; Effect of Admission as a Substitute Member. Any assignee or other transferee of a Member's Economic Interest shall only be entitled to receive, to the extent of the Economic Interest assigned or transferred to him, the Distributions to which the transferor would be entitled. Unless and until admitted as a Substitute Member pursuant to Section 7.3, an assignee or other transferee of a Member's Economic Interest shall not be entitled to exercise any rights of a Member in the Company, including the right to vote, grant approvals or give consents with respect to such Economic Interest, the right to require any information or accounting of the Company's business or the right to inspect the Company's books and records. An assignee or other transferee of an Economic Interest who has also become a Substitute Member in accordance with Section 7.3 has, to the extent of the Interest transferred to him, all the rights and powers of the Person for whom he is substituted and is subject to the restrictions and liabilities of a Member under this Agreement and the Act.

         7.5 Right of First Refusal. If at any time a Member ("Selling Member") desires to Transfer all or any part of his Interest (the "Subject Interest") to a third party the following shall apply:

         (a) The Selling Member shall submit to the other Members (the "Other Members") a written notice stating the Percentage Interest of the Subject Interest desired to be transferred, the name of the proposed transferee, the price, payment and other terms and conditions of transfer to the third party (the "Offer").

         (b) Each Other Member shall have the right for fifteen (15) days from the receipt of notice of the Offer to agree (by written notice to the Selling Member) to purchase on the terms and conditions set forth in the Offer a pro-rata portion of the Subject Interest in the proportion that the Percentage Interest of such Other Member bears to the Percentage Interests of all Other Members.

         (c) In the event any Other Member does not exercise his right to purchase his portion of the Subject Interest, each Other Member who has exercised such right shall have the right for an additional fifteen (15) days to agree (by written notice to the Selling Member) to purchase all but not less than his pro rata portion of the unpurchased Subject Interest in the proportion that such Other Member's Percentage Interest bears to the Percentage Interests of all Other Members exercising the right.

         (d) If some or all of the Other Member(s) agree in the aggregate to purchase all (but not less than all) of the Subject Interest, then the Selling Member and such Other Member(s) shall close the purchase upon the terms and conditions of the Offer within sixty (60) days after the Offer is first submitted to the Other Members or at such other time and place as may be mutually agreed upon, with the Subject Interest to be allocated among such Other Members first to each of them up to the amount of their pro rata portion and any excess among those Other Members agreeing to purchase more than their pro rata portion in accordance with their percentage interests as a proportion of all percentage interest of those agreeing to purchase any excess.

         (e) If the Other Member(s) do not agree to purchase all of the Subject Interests within the two fifteen (15) day time periods set out above, the Company shall have the right for fifteen (15) days to purchase any unpurchased portion of the Subject Interest(s) (or all of the Subject Interest(s) if no Member shall have exercised its rights hereunder). If the Other Members and the Company do not agree to purchase all of the Subject Interest(s) within the time periods provided for herein, then the Selling Member shall have the right to consummate the Transfer of all of the Selling Member's Economic Interest in and to the Subject Interest, so long as (i) the purchaser is the proposed purchaser named in the Offer, (ii) the price, payment and other terms are at least as favorable to the Selling Member as those set forth in the Offer and (iii) the closing occurs on or before the date set forth in the Offer but not later than one hundred and twenty (120) days from the date the Offer was first submitted to the Other Members.

         (f) Any purchaser desiring to make a Transfer of any part of the Subject Interest shall be subject to this Section 7.5.

         (g)   The provisions of this Section do not apply to a Permitted
Transfer.

         7.6 Reciprocal Buy/Sell Notice. In the event the Company's Members reach an impasse which threatens the operation of the Company, a member (the "First Member") may invoke the provisions of this section as set forth below.

               (a) The First Member shall initiate the reciprocal buy/sell procedures of this Agreement by providing Notice to the Company and the other Member (the "Second Member") that such First Member wishes to engage in a reciprocal buy/sell transaction (the "Buy/Sell Notice"). The Buy/Sell Notice shall designate a price (Purchase Price) at which such First Member is committed to purchase the entire interest of the Second Member, or alternatively, to sell such First Members' Interests in the Company to the Second Member.

               (b) The Second Member shall have the right within seven (7) days from receipt of the Buy/Sell Notice to indicate by a reply Notice to the First Member whether or not such Second Member shall agree to sell such Second Member's Interests in the Company to the First Member pursuant to the terms contained in the Buy/Sell Notice, or whether in the alternative the Second Member shall purchase the First Member's Interests in the Company pursuant to the terms contained in the Buy/Sell Notice. If the Second Member agrees to sell, or does not otherwise provide a reply Notice within such seven (7) day period that such Second Member rejects the Buy/Sell Notice offer and shall instead purchase the Interests of the First Members, then the First Member must purchase, and the Second Member must sell, the Second Member's Interests in the Company to the First Member for the Purchase Price set forth in the Buy/Sell Notice.

               (c) If the Second Member shall provide a reply Notice to the First Member that such Second Member rejects the offer to sell such Second Member's Interests in the Company pursuant to the terms contained in the Buy/Sell Notice, then the Second Member must purchase, and the First Member must sell, the First Member's Interests in the Company for the Purchase Price set forth in the Buy/Sell Notice.

               (d) Any Buy/Sell Notice provided pursuant to this provision shall set forth the proposed terms of such transfer, including the offering price (Purchase Price) of the Interests in the Company being sold, the terms of payment, and any other material terms.

                                    SECTION 8
                           Dissolution and Termination

         8.1 Events Causing Dissolution. The Company shall be dissolved upon the first to occur of the following events:

         (a) The expiration of the term of the Company, as may be set forth in the certificate of formation.

         (b)   The unanimous written agreement of all Members to dissolve.

         (c) Upon the bankruptcy or dissolution of the Manager or upon the occurrence of any other event which terminates the continued membership of the Manager in the Company, unless the business of the Company is continued by the consent of the remaining Members owning a Majority in Interest or more of the Ownership Interests owned by the remaining Members within ninety (90) days following the occurrence of any such event.

         (d) Except as otherwise agreed upon in this Agreement, any other event causing a dissolution of the Company under the provisions of the Act.

         8.2 Effect of Dissolution. Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Manager shall take such reasonable actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Manager shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining a fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3 below, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

         8.3 Application of Proceeds. Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the order of priority set forth in Section 4.2, Liquidation Distributions.

         8.4 Distribution Provision. Notwithstanding any other provision in this Agreement, the Members intend that cash will be distributed on liquidation in accordance with the Members' Percentage Interests. If for any reason the Members' Capital Accounts do not result in liquidating distributions being made as set forth in the preceding sentence, then items of gross income, gain, loss, and deduction will be specially allocated so as to cause the Capital Accounts to be at the amounts necessary to cause liquidating distributions to be made as set forth in the preceding sentence.

                                    SECTION 9
                                 Indemnification

         9.1 Indemnification of Manager. The Company shall hereby indemnify and hold harmless each Member, the Manager, each of the Company's officers, employees and agents, the Initial Advisors, members of the Board of Advisors, and the respective heirs, successors and assigns of these individuals or entities, jointly and severally, from all expenses, losses, damages or liabilities resulting from any act or omission by the Member, Manager and/or the Board of Advisors, provided, that such act or omission: (i) was done in good faith for the benefit of the Company; and (ii) was not determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct. The Company indemnifies and holds harmless any individual designee of the Manager, Initial Advisors or Board Members who retires or is removed from the Company from all expenses, losses, damages or liabilities resulting from any act or omission done prior to retirement or removal that may arise following retirement or withdrawal. The indemnifications under this Section shall extend to each indemnitee's officers, advisors, shareholders, members, partners, employees, agents, heirs, successors and assigns, and each one of them, as well as to members of any committees or subcommittees of the Board.

         9.2 Litigation Expenses. The indemnifications of the Manager and Board Members provided for in this Section 9 shall include, but not be limited to, payment by the Company of all judgments and claims against each indemnitee and all costs, including without limitation attorney's fees (including attorney's fees of the prevailing party if awarded against the indemnitee), incurred in connection with the any action involving a claim for which there is indemnification, whether judicial, administrative or otherwise, and such costs shall be paid to the person to be indemnified.

                                   SECTION 10
                                     General

         10.1 Entire Agreement; Amendment. This Agreement contains the entire agreement among the Members, in such capacity, relative to the formation, operation and continuation of the Company. Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by a written document duly executed by the majority of the Board, the unanimous consent of the Initial Advisors, with copies given to all Board Members and Members following such alteration, modification or change.

         10.2 Waiver of Default. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by another Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

         10.3 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

         10.4 Disputes. Any controversy or claim arising out of or relating to this Agreement, including controversies or claims arising out of or relating to the parties' decision to enter into this Agreement and the circumstances thereof, shall be settled by binding arbitration. Any party may initiate arbitration by making written demand on the other party by written notice. There shall be one arbitrator to be mutually agreed upon by the parties and to be selected from the Judicial Panel of the Center for Public Resources. If the parties are unable to agree upon such an arbitrator or who is willing to serve within forty-five (45) days of receipt of the demand by the other party, then the American Arbitration Association ("AAA") shall appoint an arbitrator willing to serve from the Judicial Panel of the Center for Public Resources, or if such Panel shall no longer be in effect, then in accordance with AAA rules. The parties shall be entitled to discover all documents and information reasonably necessary for a full understanding of any relevant and material issue to be raised in the arbitration. They may use all methods of discovery including but not limited to depositions, requests for admissions and requests for production of documents. The time periods for compliance shall be set by the arbitrator who may also set reasonable limits on the scope of such discovery. The proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard both parties' confidential information. The arbitrator shall, in rendering his or her decision, apply the substantive law of the State of Delaware. Except as specifically provided for in this Section, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall take place in New York, New York. The arbitrator shall have authority to determine who shall pay costs and expenses, including reasonable attorney's fees and arbitrator's fees, as it is the intent of the parties to this Agreement that if one party is found to be in breach, that party should bear costs and expenses. The parties waive any claim for punitive damages and the arbitrator shall exclude any and all such damages from his or her award. Any judgment upon the award rendered by the arbitrator may be entered as a judgment in any Court having competent jurisdiction in accordance with applicable law in that jurisdiction.

         10.5 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

         10.6 Binding Agreement. Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

         10.7 Headings. The headings of the Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

         10.9 Governing Law. This Agreement and all transactions hereunder shall be governed by the law of the State of Delaware applicable to transactions to be entirely performed therein.

         10.10 Independent Counsel. All parties have been encouraged to consult, and hereby acknowledge that they have consulted, with their own independent legal counsel with respect to their interests and obligations in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                   SCHEDULE A


                                     Members

--------------------------------------------------------------------------------
Member Name and Address      Interests      Percentage     Capital Contribution
--------------------------------------------------------------------------------
Optigenex Inc.                10,000            50%              $40,,000
--------------------------------------------------------------------------------
Prometheon Holding LLC        10,000            50%               $40,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals                        20,000           100%               $80,000
--------------------------------------------------------------------------------












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